UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 7, 2006



SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado                 001-13458                84-0920811
(State or other         (Commission           (I.R.S. Employer
jurisdiction of         File Number)          Identification No.)
incorporation)

4880 Havana Street, Denver, CO             80239

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the
Securities Act (17CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2006, we have entered into a new loan with Citywide Banks for up to $5,156,641 secured by the land, building and fixtures at our Denver, Colorado facilities. This loan replaces the bank loan with Citywide Banks, secured by the facilities, in the principal amount of approximately $1,582,915. The new bank loan has a six-month draw period, during which monthly payments of interest only will be due, after which the outstanding amount converts to a 15-year fully amortized term loan with principal and interest payments monthly. The monthly amount will initially be $49,300, commencing December 7, 2006. Interest on the bank loan is at the prime rate as published in The Wall Street Journal, adjusted annually each June. Part of the proceeds of the new loan have been used to pay off the prior loan secured by our facilities, and the remaining proceeds will be used in business operations, including development of new products and the introduction of new products. As did the prior bank loan, the loan agreement contains a number of covenants, including the requirement for maintaining a current ratio of at least 1:1 and a ratio of consolidated long-term debt to consolidated net worth of not more than 1:1. We may not declare any dividends that would result in a violation of either of these covenants.

In connection with the new loan secured by the facilities, we agreed with Citywide Banks to reduce the amount available under our line of credit with Citywide Banks from $1,800,000 to $1,300,000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following are exhibits to this Report:

	Exhibit No.	Document
	   10.0	Promissory Note dated June 7, 2006 by us to
Citywide Banks; Business Loan Agreement dated June 7,2006 between us and Citywide Banks; Deed of Trust dated June 7, 2006 among us, Citywide Banks and the Public Trustee of the City and County of Denver, Colorado; Assignment of Rents dated June 7, 2006 between us and Citywide Banks; letter agreement dated June 7, 2006 regarding the change in the amount under the existing bank line of credit with Citywide Banks, and Addendum to Loan Documents dated June 7, 2006.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SCOTT'S LIQUID GOLD-INC.
(Registrant)

Date:   June 12, 2006                 /s/ Jeffry B. Johnson
                                      -----------------------------
                                      By: Jeffry B. Johnson
                                      Chief Financial Officer and
                                      Treasurer






EXHIBIT INDEX

	Exhibit No.	Document
	   10.0	Promissory Note dated June 7, 2006 by us to
			Citywide Banks; Business Loan Agreement dated
			June 7,2006 between us and Citywide Banks; Deed of Trust dated June 7, 2006 among us, Citywide
			Banks and the Public Trustee of the City and County of Denver, Colorado; Assignment of Rents dated June 7, 2006 between us and Citywide
			Banks; letter agreement dated June 7, 2006 regarding the change in the amount under the existing bank line of credit with Citywide
			Banks, and Addendum to Loan Documents dated
			June 7, 2006.